UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 17, 2014

CRIMSON WINE GROUP, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Napa Valley Corporate Drive, Suite B, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  Appointment of Certain Officers.

On December 17, 2014 the board of directors (the “Board”) of Crimson Wine Group, Ltd. (the “Company”) appointed the following executive officers of the Company to begin service in their new positions effective January 1, 2015:

Patrick M. DeLong, New President and Chief Executive Officer:

Patrick M. DeLong, age 49, to serve as President and Chief Executive Officer of the Company.  Mr. DeLong has served as the Company’s Chief Financial Officer and Chief Operating Officer since July 2007, and since November 3, 2014 he has also served as the Company’s interim President and Chief Executive Officer.  Mr. DeLong served as the Senior Vice President & CFO of Icon Estates, which was a fine wine division of Constellation Brands, Inc., from 2004 to 2006.  Prior to that Mr. DeLong was at the Robert Mondavi Corporation in a variety of roles from 1998 to 2004, including Senior Vice President of Finance & Planning. As noted below, concurrent with the appointment of Mr. DeLong as President and Chief Executive Officer, the Company has appointed Craig D. Williams to serve as and assume Mr. DeLong’s prior position as Chief Operating Officer.  The Company is currently commencing a search to fill the position of Chief Financial Officer of the Company and until such time as that position is filled, Mr. DeLong will also continue to serve as Chief Financial Officer.

Mr. DeLong will be paid an annual base salary of $340,000. As has been previously disclosed, Mr. DeLong entered into an employment agreement with the Company on June 27, 2007 that currently remains and will continue to remain in effect.

Craig D. Williams, New Chief Winegrower and Chief Operating Officer:

Craig D. Williams, age 64, to serve as Chief Winegrower and Chief Operating Officer of the Company. Mr. Williams is also currently a director of the Company having been first elected in March 2013, and Mr. Williams assumes the position of Chief Operating Officer vacated by Mr. DeLong upon his appointment as President and Chief Executive Officer as noted above.  The position of Chief Winegrower is a newly created position. Mr. Williams has since 2008 been the owner of Craig Williams Wine Company, a consulting business focused on winemaking and viticulture.  From 1976 to 2008, Mr. Williams held a variety of winemaking roles at Joseph Phelps Vineyards, rising to Senior Vice President of Winegrowing, responsible for all viticulture and winemaking activities, from 1999 to 2008.

Mr. Williams will be paid an annual base salary of $225,000 and be eligible for an annual bonus at the discretion of the Board.  Mr. Williams will also receive the Company’s standard employee benefit package including health care benefits.

Item 7.01Regulation FD Disclosure.

In connection with the above disclosures under Item 5.02(c), the Company issued on December 22, 2014 a news release announcing the appointments disclosed above along with other Company organizational developments.  A copy of the news release is attached hereto as Exhibit 9.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1News release for Crimson Wine Group, Ltd. dated December 22, 2014 titled “Crimson Wine Group Announces Appointment of Patrick M. DeLong as New President & CEO, and Craig D. Williams as Chief Winegrower & COO”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 22, 2014

CRIMSON WINE GROUP, LTD.

By: /s/ Patrick M. DeLong
Name: Patrick M. DeLong
Title: Chief Financial and Operating Officer